SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
June 14, 2017

ALLIANCE DATA SYSTEMS CORPORATION
(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-15749	31-1429215
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

7500 DALLAS PARKWAY, SUITE 700
PLANO, TEXAS 75024
(Address and Zip Code of Principal Executive Offices)

(214) 494-3000
(Registrant's Telephone Number, including Area Code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    [  ]

Item 1.01  Entry into a Material Definitive Agreement.

General Information

On June 14, 2017, Alliance Data Systems Corporation (the "Company"), and ADS Alliance Data Systems, Inc., ADS Foreign Holdings, Inc., Alliance Data Foreign Holdings, Inc., Aspen Marketing Services, LLC, Commission Junction LLC, Conversant LLC, Epsilon Data Management, LLC, Comenity LLC and Comenity Servicing LLC (collectively, the "Guarantors") entered into an Amended and Restated Credit Agreement with Wells Fargo Bank, National Association ("Wells Fargo"), as Administrative Agent and Letter of Credit Issuer, and various other agents and lenders (the "2017 Credit Agreement"). Pursuant to Section 2.16(a) of the 2017 Credit Agreement, on June 16, 2017, the Company, the Guarantors, Wells Fargo and various other lenders entered into a First Amendment to Amended and Restated Credit Agreement and Incremental Amendment (the "First Amendment"). Together, the 2017 Credit Agreement and First Amendment provide for a $3,052,579,963.75 term loan and a $1,572,420,036.25 revolving credit facility with a U.S. $65,000,000 sublimit for Canadian Dollar borrowings and a $65,000,000 sublimit for swing line loans. The 2017 Credit Agreement includes an uncommitted accordion feature of up to $750,000,000 (or, in certain circumstances, up to an amount of additional debt that would not cause the Total Leverage Ratio (as defined in the 2017 Credit Agreement) for the most recent four consecutive fiscal quarter period to exceed 3:00 to 1:00 on a pro forma basis) in the aggregate allowing for future incremental borrowings, subject to certain conditions.  At the closings of the 2017 Credit Agreement and the First Amendment, the Company borrowed $3,421,977,754.11 in the aggregate, consisting of $3,052,579,963.75 in term loans and $369,397,790.36 in revolving credit loans. Proceeds from advances under the 2017 Credit Agreement will be used to finance the general corporate and working capital needs of the Company and its subsidiaries including, without limitation, the refinancing of existing indebtedness, stock repurchases, dividends, permitted acquisitions, and capital expenditures. The 2017 Credit Agreement refinanced and replaced in its entirety the Credit Agreement, dated as of July 10, 2013, among the Company, certain subsidiaries parties thereto as guarantors, Wells Fargo, as Administrative Agent, and various other agents and lenders, as amended from time to time (the "2013 Credit Agreement").

The loans under the 2017 Credit Agreement are scheduled to mature on June 14, 2022.  The term loan provides for aggregate principal payments equal to 2.5% of the initial term loan amount in each of the first and second year and 5% of the initial term loan amount in each of the third, fourth and fifth year of the term loan, payable in equal quarterly installments beginning September 30, 2017.  The 2017 Credit Agreement is unsecured.

Interest Rates and Fees

Advances under the 2017 Credit Agreement are in the form of either U.S. dollar or Canadian dollar-denominated base rate loans or U.S. dollar-denominated eurodollar loans. The interest rate for base rate loans denominated in U.S. dollars fluctuates and is equal to the highest of (i) Wells Fargo's prime rate; (ii) the Federal funds rate plus 0.5% and (iii) the rate per annum for a one-month interest period as published by the ICE Benchmark Administration Limited plus 1.0%, in each case plus a margin of 0.25% to 1.00% based upon the Company's Total Leverage Ratio as defined in the 2017 Credit Agreement. The interest rate for base rate loans denominated in Canadian dollars fluctuates and is equal to the higher of (i) Wells Fargo's prime rate for Canadian dollar loans and (ii) the CDOR Rate (as defined in the 2017 Credit Agreement) plus 1.0%, in each case plus a margin of 0.25% to 1.00% based upon the Company's Total Leverage Ratio as defined in the 2017 Credit Agreement. The interest rate for eurodollar loans fluctuates based on the rate for deposits of U.S. dollars as published by the ICE Benchmark Administration Limited plus a margin of 1.25% to 2.00% based upon the Company's Total Leverage Ratio as defined in the 2017 Credit Agreement.

Among other fees, the Company pays a commitment fee of 0.25% to 0.35% per annum (due quarterly) on the aggregate unused revolving commitments under the 2017 Credit Agreement based upon the Company's Total Leverage Ratio as defined in the 2017 Credit Agreement. The Company will also pay fees with respect to any letters of credit issued under the 2017 Credit Agreement.

Covenants and Events of Acceleration

The 2017 Credit Agreement contains usual and customary negative covenants for transactions of this type, including, but not limited to, restrictions on the Company's ability, and in certain instances, its subsidiaries' ability, to consolidate or merge; substantially change the nature of its business; sell, lease or otherwise transfer any substantial part of its assets; create or incur indebtedness; create liens; and make acquisitions. The negative covenants are subject to certain exceptions as specified in the 2017 Credit Agreement. The 2017 Credit Agreement also requires the Company to satisfy certain financial covenants, including a maximum Total Leverage Ratio as determined in accordance with the 2017 Credit Agreement and a minimum ratio of Consolidated Operating EBITDA to Consolidated Interest Expense as determined in accordance with the 2017 Credit Agreement.

The 2017 Credit Agreement also includes customary events of default, including, among other things, payment default, covenant default, breach of representation or warranty, bankruptcy, cross-default, material ERISA events, a change of control of the Company, material money judgments and failure to maintain subsidiary guarantees.

Other Relationships

Certain of the lenders under the 2017 Credit Agreement or their affiliates have provided and/or may in the future provide financial advisory, investment banking and commercial banking services in the ordinary course of business to the Company and certain of its affiliates, for which they have received, and may in the future receive, customary fees and expense reimbursement. Wells Fargo Bank, National Association, Bank of America, N.A., The Bank of Tokyo-Mitsubishi UFJ, LTD., JPMorgan Chase Bank, N.A., Mizuho Bank Ltd., SunTrust Bank, BNP Paribas, Fifth Third Bank, Royal Bank of Canada, Sumitomo Mitsui Banking Corporation, The Bank of Nova Scotia, Canadian Imperial Bank of Commerce, New York Branch, Compass Bank, Key Bank National Association, Regions Bank, U.S. Bank National Association, Deutsche Bank AG, New York Branch, Morgan Stanley Senior Funding, Inc., The Northern Trust Company, The Huntington National Bank, Cadence Bank, N.A., First National Bank of Omaha, Raymond James Bank, N.A., Synovus Bank, First Commercial Bank, Ltd., Land Bank of Taiwan Los Angeles Branch, Mega International Commercial Bank Co., Ltd., Silicon Valley Branch, Banco de Sabadell, S.A. - Miami Branch, Chang Hwa Commercial Bank, Ltd., Los Angeles Branch, Woodforest National Bank, and Modern Bank, N.A. or their respective affiliates were lenders and/or agents under the 2013 Credit Agreement. In addition, in the ordinary course of their business activities, the lenders under the 2017 Credit Agreement and/or their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of the Company or its affiliates. The lenders under the 2017 Credit Agreement also hedge or may in the future hedge their credit exposure to the Company consistent with their customary risk management policies.

Qualification

The preceding summary of the 2017 Credit Agreement and the First Amendment are qualified in their entirety by reference to the full text of such agreements, copies of which are attached as Exhibits 10.1 and 10.2 hereto and incorporated by reference herein.

Item 1.02  Termination of a Material Definitive Agreement.

Simultaneously with entering into the 2017 Credit Agreement described in Item 1.01 above, the Company refinanced approximately $3.40 billion in outstanding indebtedness in connection with replacing the 2013 Credit Agreement. The lending commitments under the 2013 Credit Agreement were scheduled to expire in September 2017, July 2018 and December 2019.  As of June 14, 2017, loans under the 2013 Credit Agreement accrued interest at the blended rate of 3.06% per annum.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 above is incorporated herein by reference.

Item 2.04  Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information provided in Item 1.01 above is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Document Description

10.1
Amended and Restated Credit Agreement, dated as of June 14, 2017, by and among Alliance Data Systems Corporation, certain subsidiaries parties thereto, as guarantors, Wells Fargo Bank, National Association, as Administrative Agent, and various other agents and lenders.

10.2
First Amendment to Amended and Restated Credit Agreement and Incremental Amendment, dated as of June 16, 2017, by and among Alliance Data Systems Corporation, and certain subsidiaries parties thereto, as guarantors, Wells Fargo Bank, National Association, as Administrative Agent, and various other lenders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alliance Data Systems Corporation

Date: June 19, 2017	By:	/s/ Charles L. Horn
Charles L. Horn
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Document Description

10.1
Amended and Restated Credit Agreement, dated as of June 14, 2017, by and among Alliance Data Systems Corporation, certain subsidiaries parties thereto, as guarantors, Wells Fargo Bank, National Association, as Administrative Agent, and various other agents and lenders.

10.2
First Amendment to Amended and Restated Credit Agreement and Incremental Amendment, dated as of June 16, 2017, by and among Alliance Data Systems Corporation, certain subsidiaries parties thereto, as guarantors, Wells Fargo Bank, National Association, as Administrative Agent, and various other lenders.